UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

July 28, 2008

DEVRY INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tower Lane, Suite 1000 Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

(630) 571-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 28, 2008, Ross University, a division DeVry Inc. issued a press release announcing it will open a branch campus in Freeport, Grand Bahama, in January 2009. The full text of that press release is included in Exhibit 99.1 in this Form 8-K. The new location will accommodate the growing demand from new students who wish to attend Ross University, which has a medical school campus in Dominica and a veterinary school campus in St. Kitts.

The Ross University Freeport campus will initially accommodate students in the University’s growing medical school. The students will be housed and taught in temporary space in Grand Bahama with Ross’s brand new 60,000-80,000 square foot campus scheduled to open in 2010. The Ross Dominica campus will continue to maintain its location as the medical school’s primary campus. All students in the medical school will begin their training in Dominica, with a portion of third and forth semester students transferring to Freeport.

Forward Looking Statements

This Form 8-K and the related press release contain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” and similar expressions also identify forward-looking statements.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the Company’s actual results to differ materially from those projected or implied by these forward-looking statements.  Additional information regarding factors that could cause results to differ can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

These forward-looking statements are based on information as of July 28, 2008, and the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release dated July 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY INC.
(Registrant)

Date: July 28, 2008	By:	/s/ Richard M. Gunst
Richard M. Gunst
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 28, 2008